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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2000 relating to the financial statements and financial statement schedule of Cambridge Technology Partners (Massachusetts), Inc., which appears in Cambridge Technology Partners (Massachusetts), Inc's Annual Report on Form 10-K for the year ended December 31, 1999.



                                                /s/ PricewaterhouseCoopers LLP

                                                PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
October 4, 2000